Exhibit 99.1
Palatin Technologies Announces Mutual Termination of License Agreement with AMAG Pharmaceuticals for Vyleesi®

Palatin Regains All Rights

Company to Receive $16.3 Million from AMAG

Teleconference and Webcast to be held on July 27, 2020

CRANBURY, NJ – July 27, 2020 – Palatin Technologies, Inc. (NYSE American: PTN), a specialized biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems, today announced that it has mutually terminated the January 2017 license agreement which granted AMAG Pharmaceuticals (“AMAG”) exclusive North American rights to market Vyleesi® (bremelanotide), the first and only on demand treatment for pre-menopausal women suffering from acquired, generalized, hypoactive sexual desire disorder (HSDD), a condition affecting one in ten premenopausal women.

Under the terms of the termination agreement, Palatin will regain all North American development and commercialization rights for Vyleesi. AMAG will make a $12 million payment to Palatin at closing and a $4.3 million payment to Palatin on March 31, 2021. Palatin will assume all Vyleesi manufacturing agreements, and AMAG will transfer all information, data, and assets related exclusively to Vyleesi, including, but not limited to, existing inventory. AMAG will provide certain transitional services to Palatin for a period of time to ensure continued patient access to Vyleesi during the transition back to Palatin. Palatin will reimburse AMAG for the costs of the transition services.

 “We continue to believe that Vyleesi is an important treatment option for the millions of premenopausal women suffering from HSDD and are pleased that our termination and transfer agreement with AMAG ensures no disruption for patient access to Vyleesi,” stated Carl Spana, Ph.D., President and CEO of Palatin. “Having full ownership of an FDA approved product provides us with the ability to capitalize on a broad range of strategic opportunities, including the re-licensing of Vyleesi to a partner that is committed to women’s health.”

 “As a clinician who treats women who suffer from HSDD, a medical condition which extends well beyond the bedroom and that can significantly impact self-esteem, body image, and intimate relationships, I am pleased that Palatin is dedicated to the continued affordable access and commercialization of Vyleesi, a treatment option that can be delivered on an as-needed basis,” said Sheryl Kingsberg, Ph.D., Division Chief of Behavioral Medicine, University Hospitals Cleveland Medical Center.”

Palatin is exploring strategic options with the goal of enhancing the commercialization of Vyleesi, including but not limited to, discussions with companies that currently market female healthcare products for potential collaborations. In the interim, the Company’s go forward strategy is to implement an informed and highly targeted approach for marketing, utilizing telemedicine, social media, and digital advertising. The Company is committed to working with payers and healthcare professionals to ensure women with HSDD have continued and affordable access to Vyleesi. Vyleesi remains commercially available through specialty pharmacies, Avella and BioPlus, with patients also having the ability to connect with a physician through a telemedicine option. Patients and healthcare providers can learn more about HSDD and Vyleesi at www.vyleesi.com.

Vyleesi is the first FDA-approved product for the as-needed treatment of premenopausal women who experience distress or interpersonal difficulty due to low sexual desire. This treatment is available as a subcutaneous self-injection in a prefilled disposable autoinjector pen for use in anticipation of a sexual encounter.

Conference Call / Webcast

Palatin will host a conference call and audio webcast on July 27, 2020 at 8:30 a.m. Eastern Time to discuss its Vyleesi program in greater detail. Individuals interested in listening to the conference call live can dial 1-800-700-1722 (US/Canada) or 1-334-323-0509 (international), conference ID 9136500. The audio webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and audio webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (US/Canada) or 1-719-457-0820 (international), passcode 9136500. The webcast and telephone replay will be available through August 3, 2020.

About Vyleesi® (bremelanotide injection)

Vyleesi is approved for the treatment of premenopausal women with acquired, generalized hypoactive sexual desire disorder (HSDD). The prefilled Vyleesi autoinjector pen is self-administered into a woman’s abdomen or thigh at least 45 minutes before anticipated sexual activity and can be taken at any time of day. Vyleesi is thought to possess a novel mechanism of action. While the exact mechanism of action is unknown, Vyleesi is believed to bind to melanocortin receptors in the central nervous system that are thought to be associated with sexual function.

The most common adverse events were nausea, flushing, injection site reactions and headache. The majority of events were reported to be transient and mild-to-moderate in intensity.

About Hypoactive Sexual Desire Disorder (HSDD)

HSDD is the most common type of female sexual dysfunction in the U.S. The condition is characterized by low sexual desire and marked distress which are not attributable to existing medical, pharmacologic, psychiatric, or relationship issues.1 Approximately 6 million pre-menopausal women meet the diagnosis criteria for acquired, generalized HSDD.2 Patient awareness and understanding of the condition remains low, and few women currently seek or receive treatment. Industry-sponsored market research indicates that up to 95 percent of premenopausal women suffering from HSDD are unaware that it is a treatable medical condition.3

About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a specialized biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.
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1 Shifren et al, Sexual Problems and Distress in United States Women; Obstetrics & Gynecology, Vol. 112, No. 5, November 2008; 2014 U.S. Census data
2 Patient & Economic Flow Study sponsored by Palatin Technologies, Inc. and conducted by Burke Institute, April 2016
3 Patient & Economic Flow Study sponsored by Palatin Technologies, Inc. and conducted by Burke Institute, April 2016

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Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about commercial strategies and efforts, including regaining all North American development and commercialization rights for Vyleesi, estimates and beliefs regarding the market opportunities for Vyleesi, transitional services for Vyleesi to be provided by AMAG, clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates, market potential for product candidates, and potential adverse impacts due to the global COVID-19 pandemic such as delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, Palatin’s ability to market and commercialize Vyleesi in the United States, sales of Vyleesi in the United States and elsewhere in the world, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

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